UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BIOLASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on May 10, 2017, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618. At the annual meeting, you will be asked to vote on the election of the five directors named in this proxy statement to the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Our Board recommends that you vote FOR its nominees, Paul N. Clark, Harold C. Flynn, Jr., Dr. Jonathan T. Lord, Dr. Frederic H. Moll and James R. Talevich, and FOR Proposals 2 and 3.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the annual meeting.

Sincerely,

Paul N. Clark Chairman of the Board	Harold C. Flynn, Jr. President and Chief Executive Officer

Irvine, California — April 5, 2017

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2017

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on May 10, 2017, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of the five directors named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3 the advisory vote to approve the compensation of the Company’s named executive officers; and

4. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 3, 2017 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all of your shares are represented at the annual meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 4 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2017

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at www.biolase.com by clicking on the “Investors” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS
Sincerely,

Michael C. Carroll, Secretary

Irvine, California — April 5, 2017

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2017

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2017 annual meeting of stockholders to be held on May 10, 2017, and at any adjournment or postponement thereof (our “annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California 92618. This proxy statement and the accompanying proxy card are first being sent or given to stockholders on or about April 5, 2017.

Q.	Why am I receiving these materials?

A.	We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on three proposals at our annual meeting:

•	the election of five directors named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	the advisory vote to approve the compensation of our named executive officers.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends that stockholders vote FOR the election of Paul N. Clark, Harold C. Flynn, Jr., Dr. Jonathan T. Lord, Dr. Frederic H. Moll and James R. Talevich, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and FOR the advisory vote to approve the compensation of our named executive officers.

Q.	Who is entitled to vote?

A.	The record date for our annual meeting is the close of business on April 3, 2017 (the “record date”). As of the record date, 67,660,712 shares of our common stock, par value $0.001 per share, were outstanding. No shares of our preferred stock were outstanding on the record date. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

Q.	What do I need for admission to our annual meeting?

Admittance is limited to stockholders of the Company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I vote my shares without attending our annual meeting?

A.	If you are a holder of record of shares of our common stock, you may direct your vote without attending our annual meeting by signing, dating and mailing your proxy card in the enclosed postage-paid envelope or by following the instructions on the proxy card to vote by Internet or by telephone.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending our annual meeting by signing, dating and mailing your voting instruction card in the enclosed postage-paid envelope. Internet or telephonic voting may also be available. Please see your voting instruction card for instructions.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending our annual meeting and voting in person.

Attendance at our annual meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at our annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	What constitutes a quorum?

A.

The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards marked “FOR,” “AGAINST” or “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.	Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the annual meeting is the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal Two). The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One and Three).

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the annual meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the annual meeting (Proposals One and Three). Broker non-votes will have no impact on the voting results of these proposals.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.	Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee. Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting. The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017. (Proposal Two). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote against Proposal Two.

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (Proposal Three). Proposal Three is being submitted asking our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required for approval of Proposal Three. An abstention on Proposal Three will have the same effect as a vote against Proposal Three. A broker non-vote will not have any effect on Proposal Three and will not be counted. Proposal Three is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q.	What is the deadline for submitting a proxy?

A.	To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one proxy card?

A.	If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at our annual meeting, we recommend that you vote every proxy card that you receive.

Q.	How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

A.	If you are a holder of record of shares of our common stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted FOR:

•	the election of each of the five nominees for director named in this proxy statement;

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	the approval of the advisory vote to approve the compensation of our named executive officers.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of our auditors (Proposal Two); and

•	will not be counted in connection with the election of directors (Proposal One), the advisory vote to approve the compensation of our named executive officers (Proposal Three) or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.”

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the ratification of our independent registered public accounting firm and the advisory vote to approve the compensation of our named executive officers. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation?

A.	This proxy solicitation is being made on behalf of our Board.

Q.	Will a stockholder list be available for inspection?

A.	In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of five directors whose term of office expires at our annual meeting. Our bylaws provide that our Board will consist of no more than five directors.

At a meeting held on February 7, 2017, our Board nominated each of Paul N. Clark, Harold C. Flynn, Jr., Dr. Jonathan T. Lord, Dr. Frederic H. Moll and James R. Talevich (collectively, the “Board Nominees”) for election to our Board at our annual meeting. All of the Board Nominees currently serve on our Board. All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2018 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them FOR each of the Board Nominees.

The following table sets forth certain information regarding the Board Nominees.

Name	Age	Principal Occupation and Business Experience	Director Since
Board Nominees
Paul N. Clark(1)(2)(3)	70	Mr. Clark was appointed to our Board in February 2014 and serves as Chairman of the Board and Chairman of our Nominating and Corporate Governance Committee. From 2007 to 2013, Mr. Clark was an operating partner and from 2013 until 2017 a member of the Strategic Advisory Counsel of Genstar. Previously, he served as Chief Executive Officer and President of ICOS Corporation (“ICOS”) from 1999 to 2007 and Chairman of the Board of ICOS from 2000 until 2007. ICOS, a biotech company sold to Eli Lilly & Co. in 2007, developed and marketed the drug Cialis. From 1984 to 1998, he worked at Abbott Laboratories (“Abbott”) in various positions, including as President of the Pharmaceuticals Division and as a member of the Abbott board of directors and Executive Vice President. Mr. Clark is a member of the board of directors of Agilent Technologies, Inc. and is Chairman of the Board of Keysight Technologies. Mr. Clark received a Bachelor of Arts degree in Finance from the University of Alabama and a Master of Business Administration degree from Dartmouth College. Mr. Clark brings to our Board extensive experience within our industry and expertise in business finance.	February 2014

Name	Age	Principal Occupation and Business Experience	Director Since
Harold C. Flynn, Jr.	51	Mr. Flynn was appointed President and Chief Executive Officer of the Company and became a member of our Board in July 2015. Prior to joining the Company, Mr. Flynn was President of Zimmer Dental from 2007 to July 2015, which is a leading manufacturer and provider of medical devices for the dental market, including dental implants, prosthetics and a range of other oral rehabilitation products. Previously, from 2004-2007, he was Divisional Vice President and General Manager at Abbott Hematology, a division of Abbott. Mr. Flynn holds a Bachelor of Science degree in Electrical Engineering from the University of Maine at Orono. Mr. Flynn holds patents in laser-based hematology and implantable devices for dentistry. Mr. Flynn provides our Board with extensive business operational experience and expertise in the building of medical device companies, particularly in the dental market.	July 2015

Jonathan T. Lord, M.D.(1)(2)	62	Dr. Lord was appointed to our Board in August 2014 and serves as Chairman of our Compensation Committee. Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of Miami Leonard M. Miller School of Medicine and the Uhealth-University of Miami Health System, a healthcare network in south Florida. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Prior to this role, he served as a senior executive in a variety of healthcare organizations including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association. Dr. Lord is also the former Chief Innovation Officer and	August 2014

Name	Age	Principal Occupation and Business Experience	Director Since
		Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy Medical Department. From 2008-2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010-2017, he served as its Chairman. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded medical device company that was sold to Stryker Corp. in 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School. Mr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

Frederic H. Moll, M.D.(2)(3)	65	Dr. Moll was appointed to our Board in June 2013. Dr. Moll has served as the Chairman of the board of directors of Auris Surgical Robotics, Inc., an ophthalmic robotics company, since June 2011 and has served as its Chief Executive Officer since August 2012. Dr. Moll co-founded Hansen Medical, Inc., a medical robotics company, in September 2002, served as its Chief Executive Officer through June 2010, and served on its board of directors through May 2012. In November 1995, Dr. Moll co-founded Intuitive Surgical, Inc., a medical device company, and served as its first Chief Executive Officer and, later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation (“Guidant”),	June 2013

Name	Age	Principal Occupation and Business Experience	Director Since
		another medical device company, following its acquisition by Eli Lilly and Company in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll holds a Bachelor of Science degree in Economics from the University of California, Berkeley, a Master of Science degree in Management from Stanford University and a Doctor of Medicine degree from the University of Washington School of Medicine. Dr. Moll provides our Board with medical technology expertise and significant knowledge of, and experience in, the medical device industry.

James R. Talevich(2)(3)	66	Mr. Talevich was appointed to our Board in December 2013 and serves as the Chairman of our Audit Committee. Since 2009, Mr. Talevich has been a consultant and a private investor. Previously, he served as a director of Nova LifeStyle, Inc., a publicly held international manufacturing company. Mr. Talevich was Chief Financial Officer of I-Flow Corporation (“I-Flow”), a publicly held medical technology company, from 2000 to 2009. Prior to his time at I-Flow, he served as Chief Financial Officer of Gish Biomedical, Inc., a publicly held medical device company, from 1999 to 2000, and as Chief Financial Officer of Tectrix Fitness Equipment, Inc., a privately held manufacturer of virtual reality fitness equipment, from 1995 to 1999. Mr. Talevich previously held financial management positions with Mallinckrodt Medical, Inc., Sorin Biomedical Inc. (Fiat S.p.A.), Pfizer Inc., SensorMedics Corporation, Baxter International Inc. and KPMG LLP. Mr. Talevich holds a Bachelor of Arts degree in Physics from California State University, Fullerton, and a Master of Business Administration degree from the UCLA Anderson School of Management. He is licensed as a Certified Public Accountant. Mr. Talevich brings to our Board experience as a public company chief financial officer in the medical device and other industries and experience in finance and accounting matters.	December 2013

(1)	Member of Compensation Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Audit Committee

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, capital equipment, specialty healthcare, consumer products, sales and marketing, international operations, public accounting, corporate finance, risk assessment and manufacturing.

Board Leadership Structure

Our Board currently consists of four non-management directors and our President and Chief Executive Officer, Mr. Flynn. Mr. Clark, one of our independent directors, is Chairman of our Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time. At this time, our Board believes that the independent Chairman arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees other than Mr. Flynn is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the rules and regulations of the SEC. Mr. Flynn is determined not to be an independent director based on his service as our current President and Chief Executive Officer.

Board Committees and Meetings

Our Board held six meetings (including regularly scheduled and special meetings) during the year ended December 31, 2016. During 2016, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. One of our current directors attended our 2016 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under the tab “Investors,” then the link “Corporate Governance.” We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee. The Audit Committee currently consists of Messrs. Clark and Talevich and Dr. Moll. Mr. Talevich serves as its Chairman. Our Board has determined that Mr. Talevich qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards for Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee held six meetings during 2016.

Compensation Committee. The Compensation Committee currently consists of Mr. Clark and Dr. Lord. Dr. Lord serves as its Chairman. Each of the current members of the Compensation Committee (i) is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, (ii) qualifies as a “non-employee” director under SEC rules and regulations and (iii) qualifies as an “outside” director under the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held three meetings during 2016.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2016, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2016, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee. The Chairman of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Clark and Talevich and Drs. Lord and Moll. Mr. Clark serves as its Chairman. Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during 2016.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. All recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values;

(ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2016 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to all of our directors, executive officers and employees. This code of ethics is publicly available on our website at www.biolase.com under the tab “Investors,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors during the year ended December 31, 2016. Mr. Flynn, the Company’s current President and Chief Executive Officer, did not earn any compensation for his services as a director in 2016.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(2)	All Other Compensation	Total
Paul N. Clark	$—	$135,713	$214,985	$—	$350,698
Jonathan T. Lord, M.D.	—	70,500	111,680	—	182,180
Frederic H. Moll, M.D.	—	70,500	111,680	—	182,180
James R. Talevich	—	74,025	117,265	—	191,290

(1)	The grant date fair value for the May 6, 2016 option grants to Mr. Clark, Mr. Talevich, Dr. Moll and Dr. Lord was $0.93, which was determined using the Black-Scholes option valuation model with the following assumptions: market price of $1.41, exercise price of $1.41, expected volatility of 80.99%, risk free interest rate of 1.27%, expected option life of 5.3 years and an expected dividend yield of 0%. The grant date fair value for the May 6, 2016 restricted stock units (“RSU”) grants to Mr. Clark, Mr. Talevich, Dr. Moll and Dr. Lord was $1.41 per share, the closing market price of the Company’s common stock on the grant date.
(2)	Amounts reported reflect the aggregate grant date fair value of options and stock awards granted to our non-employee directors during 2016. There can be no assurance that the full grant date fair value will ever be realized by any director.

Our non-employee directors other than the Chairman of the Board receive annual compensation consisting of a stock option based upon a cash value of $85,000, and the Chairman of the Board receives annual compensation consisting of a stock option based upon a cash value of $170,000. In addition to the foregoing, the Chairman of the Audit Committee receives annual compensation consisting of a stock option based upon a cash value of $20,000, members of the Audit Committee (other than the Chairman of the Audit Committee) receive annual compensation consisting of a stock option based upon a cash value of $15,000, the Chairman of the Compensation Committee receives annual compensation consisting of a stock option based upon a cash value of $15,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) receive annual compensation consisting of a stock option based upon a cash value of $7,500. No additional compensation was provided in 2016 for service on the Nominating and Corporate Governance Committee. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. Each option grant vests in equal monthly installments over a consecutive 12-month period, commencing one month from the date of grant. The number of shares for which options are exercisable with respect to each such stock option grant is calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, less the portion of such compensation that such director elects to receive in cash, multiplied by three and divided by the average share price of the Company’s common stock for the trailing twelve months prior to the date of grant.

The following table sets forth the aggregate grant date fair value of each grant of stock options and restricted stock units awarded to our non-employee directors in 2016.

Director	Grant Date		Type of Award	Exercise Price	Number of Shares Underlying Stock Awards Originally Granted	Aggregate Grant Date Fair Value
Paul N. Clark	May 6, 2016	(1)	Option	$1.41	231,296	$214,985
Paul N. Clark	May 6, 2016	(2)	RSU	n/a	96,250	135,713
Jonathan T. Lord, M.D.	May 6, 2016	(3)	Option	1.41	120,152	111,680
Jonathan T. Lord, M.D.	May 6, 2016	(4)	RSU	n/a	50,000	70,500
Frederic H. Moll, M.D.	May 6, 2016	(3)	Option	1.41	120,152	111,680
Frederic H. Moll, M.D.	May 6, 2016	(4)	RSU	n/a	50,000	70,500
James R. Talevich	May 6, 2016	(1)	Option	1.41	126,160	117,265
James R. Talevich	May 6, 2016	(2)	RSU	n/a	52,500	74,025

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) held as of December 31, 2016 by each of the persons who served as a non-employee director during 2016.

Director	Shares Underlying Options and RSUs Outstanding at Fiscal Year End
Paul N. Clark	550,876
Jonathan T. Lord, M.D.	321,484
Frederic H. Moll, M.D.	350,989
James R. Talevich	333,855

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers, which consist of:

•	Harold C. Flynn, Jr., our President and Chief Executive Officer since July 2015;

•	David C. Dreyer, our Chief Financial Officer from March 2015 until January 2017; and

•	Dimitri Boutoussov, our Vice President of Research and Development since July 2013 and our Chief Technology Officer from October 2010 to July 2013.

The Compensation Committee of our Board is primarily responsible for overseeing the development and administration of the total compensation program for corporate officers and key executives and administering our executive incentive bonus and stock plans.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests between our executive officers and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. In addition, as noted earlier in this proxy statement, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to each executive officer’s position.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2016 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, in future years.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as they believe that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and the contributions of each individual. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

During 2016, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation. Based on 2016 performance, the Compensation Committee did not award annual incentive bonuses to the named executive officers.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Because a substantial majority of our stockholders approved the compensation program described in our proxy statement in 2016, the Compensation Committee did not implement any changes to our executive compensation program as a result of the stockholder advisory vote.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Flynn. Mr. Flynn receives an annual base salary of $425,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Dreyer. Under the terms of Mr. Dreyer’s 2015 employment agreement, Mr. Dreyer received an annual base salary of $275,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Boutoussov. Mr. Boutoussov receives an annual base salary of $275,000, which was determined based on competitive market data presented by Arnosti.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. During 2016 the Compensation Committee determined stock options and RSUs could also be utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. Stock options allow our executive officers to purchase shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. RSUs are also utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interest. The size of the equity grant to each executive officer, including any grant considered for the Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Flynn. Mr. Flynn was eligible to receive an annual performance bonus of up to 60% his base salary, based upon the achievement of certain criteria as established by the Compensation Committee relating to product sales and strategy. These performance goals were designed to be challenging, yet achievable with strong management performance. Based on 2015 performance, Mr. Flynn received 59,523 restricted stock units on February 18, 2016, vesting in equal parts on March 18, 2016 and February 18, 2017. Although these RSUs related to 2015 performance, pursuant to applicable SEC executive compensation disclosure rules, these RSUs are reported as compensation in 2016. In 2016, Mr. Flynn received non-qualified stock options to purchase 1.4 million shares of the Company’s common stock. The exercise price of such options ranged from $1.44-$1.45 per share and vest over two to four years.

Mr. Dreyer. Mr. Dreyer was eligible to receive an annual performance bonus of up to 50% his base salary, based on a qualitative assessment of Mr. Dreyer’s performance by the Compensation Committee. Based on 2016 performance, the Compensation Committee did not award an annual bonus to Mr. Dreyer. Based on Mr. Dreyer’s 2015 performance, he received 70,000 RSUs granted on March 10, 2016, which vested on July 1, 2016. Although these RSUs related to 2015 performance, pursuant to applicable SEC executive compensation disclosure rules, these RSUs are reported as compensation in 2016.

Mr. Boutoussov. Mr. Boutoussov was eligible to receive an annual performance bonus of up to 40% his base salary, which was determined based on a qualitative assessment of employee performance and revenue generation. Based on 2016 performance, the Compensation Committee did not award an annual bonus to Mr. Boutossov. Based on 2015 performance, Mr. Boutoussov received 50,000 restricted stock units on February 26, 2016, which vested on July 1, 2016. Although these RSUs related to 2015 performance, pursuant to applicable SEC executive compensation disclosure rules, these RSUs are reported as compensation in 2016. In 2016, Mr. Boutoussov received non-qualified stock options to purchase 50,000 shares of the Company’s common stock. The exercise price of such options was $0.86 per share and vest ratably monthly over a forty-eight month period. Mr. Boutoussov also received 50,000 RSUs, which vest ratably annually over a four year period, subject to continued service with the Company through the applicable vesting dates.

Severance and Change of Control Arrangements

All 2016 named executive officers are employed by the Company on an “at will” basis. Pursuant to the terms of select employment agreements, severance benefits may be provided in the event that either the Company terminates employment without cause or the officer resigns for good reason. Please see the “Potential Payments Upon Termination or Change in Control” section below for a quantification of the amounts to be received by each NEO assuming a termination of employment or a change in control occurred as of December 31, 2016.

On January 13, 2017, the Company entered into a separation agreement with Mr. Dreyer. Under the terms of the separation agreement, Mr. Dreyer received (i) a severance payment of $50,000.00, subject to all applicable tax withholding and payable in one installment, (ii) the vesting of 283,309 of Mr. Dreyer’s unvested time-based stock options, (iii) the extension of the period to exercise Mr. Dreyer’s vested stock options for a period of one year from Mr. Dreyer’s final date of employment, and (iv) the reimbursement of COBRA premiums for Mr. Dreyer and his eligible dependents for up to six (6) months following his final date of employment, (i) through (iv) above being in full and complete satisfaction of any and all obligations, rights, or claims related in any way to his employment with the Company, including but not limited to those obligations, rights, or claims previously existing under Mr. Dreyer’s employment agreement with the Company.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table shows compensation information for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Harold C. Flynn, Jr.	2016	441,346	—		1,450,000	(4)	1,530,048	—		690	3,422,084
President and Chief Executive Officer	2015	179,808	100,000	(3)	1,426,800		1,037,005	50,000	(3)	212	2,793,825
David C. Dreyer	2016	285,577	—		86,100		—	—		1,782	373,459
Chief Financial Officer	2015	211,538	—		—		1,363,291	—		670	1,575,499
Dmitri Boutoussov	2016	285,577	—		117,480		31,480	—		621	435,159
Vice President of	2015	274,038	—		—		432,458	—		618	707,114
Research and
Development

(1)	The dollar amounts in these columns for 2016 reflect the aggregate grant date fair value of stock options and RSUs granted to our NEOs during the applicable year. See Note 7 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a description of the assumptions underlying the calculation of grant date fair value. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(2)	The dollar amounts in this column for 2016 reflect dollar value of life insurance premiums paid for by the Company on behalf of the NEO.
(3)	Pursuant to Mr. Flynn’s employment agreement, Mr. Flynn was eligible to receive an annual performance bonus of up to 60% of his base salary, which for the partial 2015 employment year, was a maximum of $150,000. For 2015, Mr. Flynn was eligible for a minimum non-discretionary performance bonus for 2015 of $100,000. For 2015 performance, Mr. Flynn was granted a total bonus of $150,000, which was accrued in 2015, and paid in 2016 in the form of $100,000 in cash and restricted stock units with an approximate $50,000 cash value. The amount reported in the “Bonus” column represents the guaranteed portion of his 2015 bonus, while the amount reported in the “Stock Awards” column represents the portion of the bonus paid in RSUs based on the Company’s achievement of the 2015 performance goals.
(4)	On November 8, 2016, the Company granted Mr. Flynn an RSU award representing the right to acquire 1,000,000 shares of Company common stock, subject to the achievement of specified performance criteria and Mr. Flynn’s continued service with the Company through the applicable vesting dates. The amount reported in the table is based on the probable satisfaction of the performance goals at the time of grant. If maximum achievement of the performance goals was attained, the grant date fair value would be $1,450,000. On November 23, 2016, Mr. Flynn and the Company entered into a letter agreement, whereby Mr. Flynn and the Company agreed to cancel the November 8, 2016 RSU award in its entirety. Although this award was rescinded during 2016, pursuant to applicable SEC executive compensation disclosure rules, the entire grant date fair value of this award is reflected in the table.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
Harold C. Flynn, Jr.	308,125	(4)	561,875	(4)	—	1.64	07/13/25		—		—
	—		—		—	—	—		435,000	(4)	609,000	(4)
	33,332	(5)	366,668	(5)	—	1.44	08/25/26		—		—
	—		1,000,000	(6)	—	1.45	11/08/26		—		—
	—		—		—	—	—		29,761	(7)	41,665	(7)
David C. Dreyer.	623,026	(1)	—		—	1.99	01/13/18	(1)	—		—
Dmitri Boutoussov.	185,847	(3)	75,671	(2)	—	2.64	01/02/25		—		—
	75,000		—		—	4.00	12/17/17		—		—
	50,000		—		—	5.00	03/23/18		—		—
	10,417		39,583	(8)	—	0.86	02/26/26		—		—
	—		—		—	—	—		50,000	(9)	70,000	(9)

(1)	Represents equity incentive compensation consisting of a non-qualified stock option granted to Mr. Dreyer on March 9, 2015. As a result of an executed Transition Letter Agreement dated December 30, 2016 and his formal resignation on January 13, 2017, the vesting of 283,309 of Mr. Dreyer’s unvested time-based stock options was accelerated and the expiration date of Mr. Dreyer’s options was accelerated to January 13, 2018.
(2)	Represents equity incentive compensation consisting a non-qualified stock option granted on January 2, 2015. The options vested 25% on January 2, 2016 and the remaining 75% will vest ratably monthly over a thirty-six month period, subject to continued service with the Company through the applicable vesting dates.
(3)	Represents equity incentive compensation consisting a non-qualified stock option granted on January 2, 2015. The options vested based upon specific performance criteria established by the Compensation Committee, which were only 80% achieved during 2015.
(4)	Represents equity incentive compensation consisting a non-qualified stock option and RSUs granted to Mr. Flynn on July 13, 2015. The RSUs vest based upon specific performance criteria established by the Compensation Committee, and 25% of the stock options vest on July 13, 2016 and the remaining 75% vest ratably monthly over a thirty-six month period, commencing on August 13, 2016, subject to Mr. Flynn’s continued service with the Company through the applicable vesting dates.
(5)	Represents equity incentive compensation consisting a non-qualified stock option granted on August 25, 2016. The options vest 50% ratably monthly over a twenty-four month period and the remaining 50% will vest on August 25, 2018, subject to continued service with the Company through the applicable vesting dates.
(6)

Represents equity incentive compensation consisting a non-qualified stock option granted on November 8, 2016. The options vest 50% on November 8, 2018 and the remaining 50% vest ratably monthly over a twenty-four month period, commencing on December 8, 2018, subject to Mr. Flynn’s continued service with the Company through the applicable vesting dates.

(7)	For 2015 performance, Mr. Flynn was granted restricted stock units with an approximate $50,000 cash value in 2016. Represents RSUs granted on February 26, 2016 of which 29,762 RSUs vested on March 26, 2016 and 29,761 RSUs vested on February 18, 2017.
(8)	Represents equity incentive compensation consisting a non-qualified stock option granted on February 26, 2016. The options vest ratably monthly over a forty-eight month period, subject to continued service with the Company through the applicable vesting dates.
(9)	Represents RSUs granted on February 26, 2016. These RSUs vest ratably annually over a four year period, subject to continued service with the Company through the applicable vesting dates.

Potential Payments upon Termination or Change of Control

As described below, pursuant to the terms of select employment agreements, severance benefits may be provided in the event that the Company terminates employment without cause, the officer resigns for good reason or following a change in control. The Company also offers a 401(k) defined contribution savings plan to all of its employees. During 2016, the Company did not make any matching contributions to the plan. The following is a description and quantification of the benefits that the executive would have received assuming a termination as of December 31, 2016.

Mr. Flynn. In the event that Mr. Flynn is terminated without cause (or resigns for good reason), he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, and (ii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Flynn is terminated within 12 months following a change in control, in addition to the above severance benefits, (i) Mr. Flynn will also receive his target performance bonus then in effect, (ii) his unvested stock options shall vest and be exercisable, and (iii) one-half of his performance-based equity awards shall vest.

Mr. Dreyer. Under the terms of Mr. Dreyer’s agreement that was in place as of December 31, 2016, in the event that Mr. Dreyer was terminated without cause (or resigned for good reason), he would have been entitled to (i) 12 months of base salary as of the date of termination, plus the full amount of Mr. Dreyer’s performance bonus target then in effect, payable over 26 equal installments, (ii) paid COBRA premiums for the 12-month period following such termination, and (iii) the unvested portion of any stock options that are not tied to financial performance. In the event that Mr. Dreyer was terminated within 12 months following a change in control, the same severance benefits apply, however the compensation would have been paid as a lump sum rather than over 26 equal installments.

On January 13, 2017, the Company entered into a separation agreement with Mr. Dreyer. Under the terms of the separation agreement, Mr. Dreyer received (i) a severance payment of $50,000, subject to all applicable tax withholdings and payable in one installment, (ii) the vesting of 283,309 of Mr. Dreyer’s unvested time-based stock options, (iii) the extension of the period to exercise Mr. Dreyer’s vested stock options for a period of one year from Mr. Dreyer’s final date of employment, and (iv) the reimbursement of COBRA premiums for Mr. Dreyer and his eligible dependents for up to six months following his final date of employment, (i) through (iv) above being in full and complete satisfaction of any and all obligations, rights, or claims related in any way to his employment with the Company, including but not limited to those obligations, rights, or claims previously existing under Mr. Dreyer’s 2015 employment agreement with the Company.

Mr. Boutoussov. In the event that Mr. Boutoussov is terminated within 18 months following a change in control, Mr. Boutoussov is entitled to (i) 12 months of base salary as of the date of termination, plus the full amount of any performance bonus target then in effect, and (ii) paid COBRA premiums for the 12-month period following such termination.

EQUITY COMPENSATION PLAN INFORMATION

Our 2002 Stock Incentive Plan, as amended (the “2002 Stock Incentive Plan”) is designed to attract and retain the services of individuals essential to the Company’s long-term growth and success. The following table summarizes information as of December 31, 2016 with respect to the shares of our common stock that may be issued upon exercise of options, warrants or rights under our 2002 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	7,030,074	$2.06	4,962,858
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	7,030,074	$2.06	4,962,858

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock by each person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. Percentage ownership is based on 67,660,712 shares of our common stock being issued and outstanding as of April 1, 2017.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Larry N. Feinberg(1)	15,079,422	22.0%
200 Greenwich Avenue Greenwich, Connecticut 06830
Jack W. Schuler(2)	17,029,460	24.9%
100 N. Field Drive, Suite 360 Lake Forest, Illinois 60045
Camber Capital Management LLC(3)	5,332,394	7.9%
101 Huntington Avenue, Suite 2550 Boston, Massachusetts 02199

(1)

Based on the information provided in Amendment No. 13 to Schedule 13D, filed with the SEC on October 6, 2016 by Larry N. Feinberg, Oracle Partners, L.P. (“Oracle Partners”), Oracle Institutional Partners, L.P. (“Institutional Partners”), Oracle Ten Fund Master, L.P. (“Ten Fund”), Oracle Associates, LLC (“Oracle Associates”) and Oracle Investment Management, Inc. (“Oracle Investment”) (Mr. Feinberg, together with Oracle Partners, Institutional Partners, Ten Fund, Oracle Associates and Oracle Investment, the “Oracle Reporting Persons”). The Oracle Reporting Persons reported that Mr. Feinberg beneficially owns and has shared dispositive power with respect to 15,079,422 shares of our common stock, Oracle Partners beneficially owns and has shared voting and dispositive power with respect to 10,434,673 shares of our common stock, Institutional Partners beneficially owns and has shared voting and dispositive power with respect to 2,131,007 shares of our common stock, each of Ten Fund and Oracle Investment beneficially owns and has shared voting and dispositive power with respect to 2,513,742 shares of our common stock and Oracle Associates beneficially owns and has shared voting and dispositive power with respect to 15,079,422 shares of our common stock.

Such beneficial ownership excludes warrants held by each of Oracle Partners, Institutional Partners and Ten Fund to purchase 336,047 shares of our common stock, 470,465 shares of our common stock and 537,674 shares of our common stock, respectively, totaling 1,344,186 shares issuable upon exercise of warrants held by the Oracle Reporting Persons, which warrants became exercisable on May 7, 2015. However, the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock.

Such beneficial ownership includes warrants held by each of Oracle Partners and Institutional Partners to purchase 749,027 shares of our common stock and 101,770 shares of our common stock, respectively, totaling 850,797 shares issuable upon exercise of warrants held by the Oracle Reporting Persons, which warrants became exercisable on February 8, 2017.

Each of the Oracle Reporting Persons is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016, with the Company, pursuant to which the Oracle Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if , after such purchase or acquisition, the aggregate beneficial ownership of the Oracle Reporting Persons and their affiliates and associates would exceed 30% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 67,660,712 shares of our common stock outstanding as of April 1, 2017, together with the addition of 850,797 shares issuable upon exercise of the warrants held by the Oracle Reporting Persons.

(2)	Based on the information provided in Amendment No. 9 to Schedule 13D, filed with the SEC on October 4, 2016 by Jack W. Schuler with respect to himself, the Jack W. Schuler Living Trust (the “Schuler Trust”), Renate Schuler, and the Schuler Family Foundation (the “Schuler Foundation,” and together with Mr. Schuler, Ms. Schuler and the Schuler Trust, the “Schuler Reporting Persons”). The Schuler Reporting Persons reported that Mr. Schuler beneficially owns and has shared voting and dispositive power with respect to 17,029,460 shares of our common stock, the Schuler Trust beneficially owns and has shared voting and dispositive power with respect to 11,045,995 shares of our common stock, Ms. Schuler beneficially owns and has shared voting and dispositive power with respect to 5,983,465 shares of our common stock and the Schuler Foundation beneficially owns and has shared voting and dispositive power with respect to 5,883,465 shares of our common stock. Such beneficial ownership excludes warrants held by the Schuler Foundation to purchase 3,824,252 shares of our common stock that became exercisable on May 7, 2015. However, the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock. Such beneficial ownership includes warrants held by the Schuler Trust to purchase 850,796 shares of our common stock that became exercisable on February 8, 2017.

Each of the Schuler Reporting Persons is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016, with the Company, pursuant to which the Schuler Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Schuler Reporting Persons and their affiliates and associates would exceed 30% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 67,660,712 shares of our common stock outstanding as of April 1, 2017, together with the addition of 850,796 shares issuable upon exercise of the warrants held by the Schuler Reporting Persons.

(3)	Based on the information provided in Amendment No. 3 to Schedule 13G, filed with the SEC on February 12, 2016 by Camber Capital Management LLC (“Camber”) and Stephen DuBois, reporting that Camber and Stephen DuBois each beneficially owns and has shared voting and dispositive power with respect to 5,332,394 shares of our common stock. Such beneficial ownership includes warrants held by Camber Capital Master Fund, LP and Camber Capital Fund II, LP to purchase 1,761,452 and 13,808 shares of our common stock, respectively, which warrants became exercisable on May 7, 2015. In accordance with SEC rules, the percentage indicated in the table above is based on 67,660,712 shares of our common stock outstanding as of April 1, 2017, together with the addition of 1,775,260 shares issuable upon exercise of the warrants as described above.

The following table sets forth the beneficial ownership of shares of our common stock as of April 1, 2017 by (i) each current director, (ii) each named executive officer and (iii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 67,660,712 shares of our common stock outstanding as of April 1, 2017. Shares underlying options or warrants exercisable within 60 days of April 1, 2017 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable or Restricted Stock Units Releasable Within 60 Days of April 1, 2017		Percentage of Class
Paul N. Clark(1)	1,376,457	(5)(6)	961,035	(7)	3.4%
Harold C. Flynn, Jr.(1)(2)	132,120	(4)	481,889		*
Jonathan T. Lord, M.D.(1)	303,690	(5)	477,947	(8)	1.1%
Frederic H. Moll, M.D.(1)	9,217	(5)	400,989		*
Mark J. Nelson	—		—		—
James R. Talevich(1)	9,217	(5)(8)	386,355		*
David C. Dreyer(2)(3)	123,000		623,026		1.1%
Dmitri Boutoussov(2)	36,159		341,607		*
All current directors and executive officers as a group (7 persons)	1,866,860		3,049,822		7.0%

*	Represents less than 1%.
(1)	Director.
(2)	Named executive officer.
(3)	Resigned from the Company in January 2017.
(4)	Includes 46,720 vested RSUs.
(5)	Includes 9,217 vested RSUs.
(6)	Includes 925,486 shares held by the Paul and Carolyn Clark Revocable Trust of 2009. Mr. Clark is the trustee of the Paul and Carolyn Clark Revocable Trust of 2009.
(7)	Includes warrants to purchase 263,024 shares of our common stock held by the Paul and Carolyn Clark Revocable Trust of 2009. Mr. Clark is the trustee of the Paul and Carolyn Clark Revocable Trust of 2009. Also includes warrants to purchase 50,885 shares of our common stock.
(8)	Includes warrants to purchase 106,463 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions. In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2015, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2016 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board Rule 3526, Independence Discussion with Audit Committees, as amended, and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017.

Submitted by the Audit Committee of our Board:

James R. Talevich, Chairman

Paul N. Clark

Frederic H. Moll, M.D.

Date: April 3, 2017

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2017

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2017. Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2017. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the 2017 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2016 and 2015.

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees(1)	$244,650	$264,800
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$244,650	$264,800

(1)	In 2015, audit fees included services performed in connection with the audit of the Company’s internal control over financial reporting. We did not incur similar fees in 2016 due to our status as a smaller reporting company. Audit fees for 2016 and 2015 also include fees paid in conjunction with services performed on our registration statements and prospectus supplement filings with the SEC.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2016 and 2015 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the exception to pre-approval contained in Regulation S-X, Rule 2-01(c)(7)(i)(C).

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY” VOTE)

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 16 of this proxy statement, which discusses in detail our 2016 executive compensation program and decisions made by the Compensation Committee.

Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee and entire Board on compensation best practices and trends. The Compensation Committee meets from time to time without management present.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “Say-on-Pay” vote, gives stockholders the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements. Consistent with the preference of our stockholders expressed in a vote of the frequency of our “Say-on-Pay” vote at our 2012 annual meeting of stockholders, we intend to conduct the “Say-on-Pay” vote on an annual basis at least until the next stockholder advisory vote on the frequency of our “Say-on-Pay” votes, which is anticipated to occur at our 2018 annual meeting of stockholders.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker or (2) direct your written request to: BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2018 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, no later than December 6, 2017, and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before January 10, 2018 or after February 9, 2018. However, if the date of our next annual meeting of stockholders is more than 30 days before or more than 60 days after May 10, 2018, the deadline is no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which includes the financial statements, but excludes Form 10-K exhibits, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at our annual meeting.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Paul N. Clark
Chairman of the Board

Date: April 5, 2017

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your shares.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 10, 2017.

Vote by Internet • Go to www.investorvote.com/BIOL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Our Board of Directors recommends a vote FOR the directors listed below and a vote FOR proposals 2 – 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Paul N. Clark	☐	☐	☐	02 - Harold C. Flynn, Jr.	☐	☐	☐	03 - Dr. Jonathan T. Lord	☐	☐	☐
04 - Dr. Frederic H. Moll	☐	☐	☐	05 - James R. Talevich	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017	☐	☐	☐	3. An advisory vote to approve the compensation of the Company’s named executive officers	☐	☐	☐

4. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the director nominees listed under Proposal 1 and FOR the other proposals listed above.

Please date this proxy card and sign below exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BIOLASE, INC.

Annual Meeting of Stockholders May 10, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Annual Report on Form 10-K are available on the Investors section of the Biolase website at www.biolase.com.

This Proxy is Solicited on Behalf of the Board of Directors of BIOLASE, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 10, 2017 and the Proxy Statement, and appoints Harold C. Flynn, Jr. and Brendan O’Connell and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2017 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on May 10, 2017, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR all the director nominees listed under Proposal 1 and FOR Proposals 2 and 3. In their discretion the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — Our Board of Directors recommends a vote FOR the directors listed below and a vote FOR proposals 2 – 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Paul N. Clark	☐	☐	☐	02 - Harold C. Flynn, Jr.	☐	☐	☐	03 - Dr. Jonathan T. Lord	☐	☐	☐
04 - Dr. Frederic H. Moll	☐	☐	☐	05 - James R. Talevich	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017	☐	☐	☐	3. An advisory vote to approve the compensation of the Company’s named executive officers	☐	☐	☐

4. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the director nominees listed under Proposal 1 and FOR the other proposals listed above.

Please date this proxy card and sign below exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BIOLASE, INC.

Annual Meeting of Stockholders May 10, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Annual Report on Form 10-K are available on the Investors section of the Biolase website at www.biolase.com.

This Proxy is Solicited on Behalf of the Board of Directors of BIOLASE, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 10, 2017 and the Proxy Statement, and appoints Harold C. Flynn, Jr. and Brendan O’Connell and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2017 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on May 10, 2017, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR all the director nominees listed under Proposal 1 and FOR Proposals 2 and 3. In their discretion the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE